EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 18, 2010 in the Amendment No. 1 to the Registration Statement (File No. 333-164709) and related Prospectus of Claymore Securities Defined Portfolios, Series 670.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
February 18, 2010